UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-12

AXS-ONE INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AXS-One Inc.
301 Route 17 North
Rutherford, New Jersey 07070

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 13, 2008

TO OUR STOCKHOLDERS:

The annual meeting of stockholders of AXS-One Inc. will be held at our offices located at 301 Route 17 North, Rutherford, NJ 07070, telephone number (201) 935-3400, on Tuesday, May 13, 2008, at 9:00 a.m. for the following purposes:

(1)	To elect six directors to serve until the next annual meeting or until their respective successors shall have been duly elected and qualified;

(2)	To approve the 2008 Equity Incentive Plan;

(3)	To ratify the appointment of Amper, Politziner & Mattia P.C. as our independent registered public accounting firm for 2008; and

(4)	To transact such other business as may properly come before the annual meeting.

Only stockholders of record at the close of business on March 20, 2008 are entitled to notice of and to vote at the annual meeting.

We urge you to read the enclosed proxy statement carefully so that you may be informed about the business to come before the annual meeting or any adjournment thereof. Whether or not you expect to attend the annual meeting, your proxy vote is important. To assure your representation at the annual meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States. A copy of our annual report for the year 2007 is enclosed.

By Order of the Board of Directors,

WILLIAM P. LYONS
Chief Executive Officer and Chairman of the Board

Rutherford, New Jersey
April 9, 2008

AXS-One Inc.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

May 13, 2008

AXS-One Inc. is providing this proxy statement to stockholders of record as of the close of business on March 20, 2008 in connection with the solicitation of proxies by our board of directors for use at the annual meeting of stockholders to be held on Tuesday, May 13, 2008 or at any adjournment of the annual meeting.

PROXIES AND VOTING PROCEDURES

Shares can not be voted at the meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment of the meeting in accordance with instructions on the proxy. If no instructions are given, each proxy received will be voted ‘‘FOR’’ the election of the named nominees as directors, ‘‘FOR’’ the approval of the 2008 Equity Incentive Plan, ‘‘FOR’’ the ratification of our independent registered public accounting firm, and will be voted in accordance with the best judgment of the persons appointed as proxies with respect to other matters which properly come before the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the annual meeting. Abstentions will be counted as a vote ‘‘WITHHELD’’ with respect to election of directors, as a vote ‘‘AGAINST’’ the 2008 Equity Incentive Plan, as a vote ‘‘AGAINST’’ the ratification of our independent public accountants, and will not be counted in tabulations of the votes cast on any other proposal that may be properly presented at the annual meeting, whereas broker non-votes will not be counted and therefore will not affect the vote with respect to any such proposal.

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing written notice with our Secretary (AXS-One Inc., 301 Route 17 North, Rutherford, New Jersey 07070, Attention: Secretary), (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the annual meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the annual meeting and any adjournment of the meeting and will not be used for any other meeting.

Our annual report (which does not form a part of the proxy solicitation materials), including the annual report on Form 10-K with our financial statements for the fiscal year ended December 31, 2007, is being distributed concurrently to stockholders. We will bear the expense of this proxy solicitation. In addition to solicitation by mail, proxies may be solicited in person or by telephone or other means by our directors or employees without additional compensation. We will reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in mailing proxy materials to the beneficial owners of shares held of record by such persons.

The mailing address of our principal executive offices is 301 Route 17 North, Rutherford, New Jersey 07070. This proxy statement and the accompanying form of proxy are being mailed to our stockholders on or about April 11, 2008.

Unless we receive contrary instructions from one or more of the affected stockholders, only one copy of our annual report and this proxy statement is being delivered to multiple stockholders sharing the same address. We hereby undertake to promptly deliver a separate copy of this proxy statement and/or the annual report upon the written or oral request of any stockholder to whom the previous sentence applies. Any written or oral request should be made to our Secretary at the address set forth in the preceding paragraph or by telephone (201-935-3400). Stockholders sharing the same address and (a) currently receiving only one copy of the annual report and proxy statement but desiring multiple copies of these materials in the future, or (b) currently receiving multiple copies of the annual report and proxy statement but desiring only one copy of these materials in the future, should contact our Secretary as provided in the previous sentence.

VOTING SECURITIES

AXS-One Inc. has only one class of voting securities, our common stock, par value $0.01 per share. At the annual meeting, each stockholder of record at the close of business on March 20, 2008 will be entitled to one vote for each share of common stock owned on that date as to each matter presented at the annual meeting. On March 20, 2008 there were 39,786,425 shares of common stock outstanding. A list of stockholders eligible to vote at the annual meeting will be available for inspection at the annual meeting and for a period of ten days prior to the annual meeting during regular business hours at our principal executive offices at the address specified above.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors currently has eight members, six of whom are nominees for election. In an effort to reduce the size of the board of directors, Daniel Burch and Gennaro Vendome were not nominated for re-election. Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the annual meeting for the election of the six nominees named below as our directors to serve until the next annual meeting or until their successors are duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees. The board of directors does not currently anticipate that any nominee will be unable to be a candidate for election.

Timothy P. Bacci serves on the board of directors pursuant to a contractual obligation set forth in the Purchase Agreement relating to our May 2007 convertible debt financing providing that for as long as any of the notes issued pursuant to the Purchase Agreement remain outstanding, (a) BlueLine Partners, LLC shall have the right, from time to time, to designate one individual, in its sole discretion, to serve as a director (the ‘‘Purchaser Director Designee’’), (b) we shall use our best efforts to cause the Purchaser Director Designee to be nominated and elected for service as director (the ‘‘Purchaser Board Seat’’) at each meeting of our stockholders held for the purpose of electing directors and (c) if at any time, or from time to time, the Purchaser Board Seat is or becomes vacant for any reason prior to the next annual meeting of stockholders, we shall use our best efforts to cause this vacancy to be filled with a Purchaser Director Designee. The right of BlueLine Partners, LLC set forth in the Purchase Agreement is not transferable under any circumstances, whether by sale or assignment of notes or otherwise.

The affirmative vote of a plurality of the shares of our outstanding common stock represented and voting at the annual meeting is required to elect the directors. The board has determined that each of our six non-employee directors currently serving on the board or who served on the board during 2007 is independent based upon the criteria provided by AMEX rules.

Nominees for Election as Directors

The following information describes the age, principal occupation or employment, other affiliations and business experience of each nominee during the last five years. Except as indicated, each of the nominees has had the same principal occupation for the last five years.

William P. Lyons, 63, joined AXS-One as President and Chief Executive Officer in April 2004 and was appointed Chairman of the Board on June 10, 2004. Prior to joining AXS-One, Mr. Lyons was President and Chief Executive Officer of Caminus Corporation, a publicly traded provider of integrated enterprise software applications to the global energy industry from July 2002 until April 2003 when it was sold to SunGard Data Systems, Inc. From April 2003 until April 2004, Mr. Lyons served as a consultant for various pre-public software companies on strategic issues. From January 2001 until July 2002, when it was sold to Rational Software, Mr. Lyons was President & Chief Executive Officer of NeuVis, a technology provider of N-tier application development software. From 1998 to 2001, Mr. Lyons was President and Chief Executive Officer of Finjan Software, a privately held vendor of security software solutions.

Timothy P. Bacci, 49, has been a director since May 2007. Mr. Bacci is a Managing Director of BlueLine Partners, where he has served since 2002, and is also a member of the board of directors of Syntrio, Inc., a corporate risk management company. He was previously the executive chairman and interim CEO of Instant802 Networks, Inc. From October 2001 to June 2002, Mr. Bacci served as President and Chief Executive Officer of siteROCK Corporation, a managed service provider specializing in remote monitoring and diagnostics of critical technology infrastructures, that was acquired by Avasta, Inc. in July 2002. Prior to siteROCK, Mr. Bacci worked as a consultant to several early stage technology companies focusing on issues relating to corporate strategy and executive recruiting. In 1995, Mr. Bacci was one of the founders of Vicinity Corporation. Between 1995 and 2001, Mr. Bacci served in a variety of capacities at Vicinity Corporation, including Vice President of Operations and Vice President of Business Development. Vicinity completed its IPO in 2000 and was acquired by Microsoft Corporation in 2002. In 1993, Mr. Bacci was a co-founder of Triptych CD, a CD-ROM manufacturing business where he served as Director of Sales. Triptych was acquired by Americ Disc in 1995. In the early 1990s, Mr. Bacci worked as a consultant and prior to that he was an associate at Asset Management Company, a venture capital firm based in Palo Alto, California.

Anthony H. Bloom, 69, has been a director since June 2005. Mr. Bloom is an international investor now based in London. Prior to his relocation to London in July 1988, he lived in South Africa where he was the Chairman and Chief Executive Officer of The Premier Group, a multi-billion dollar conglomerate involved in agribusiness, retail and consumer products, and a member of the boards of directors of Barclays Bank, Liberty Life Assurance and South African Breweries. After moving to the United Kingdom in 1988 he served as a member of the board of directors of RIT Capital Partners plc, the publicly traded, London-based investment company chaired by Lord Rothschild, and as Deputy Chairman of Sketchley plc. He is currently a director of Xantrex Technology Inc. and Cortiva Inc., and is Chairman of Cineworld UK.

Harold D. Copperman, 61, has been a director since September 2005. He is currently President and CEO of HDC Ventures, a management and investment group focusing on enterprise systems, software and services. From 1993 to 1999, Mr. Copperman served as Senior Vice President and Group Executive at Digital Equipment Corp. Mr. Copperman has also served as President and CEO of JWP Information Systems, President and COO of Commodore Computers, and Vice President and General Manager at Apple Computer. He also spent 20 years at IBM, where he held a variety of engineering, sales, marketing and executive management positions. Mr. Copperman is currently on the board of Epicor Software, Avocent Corporation and Metastorm Inc.

Robert Migliorino, 58, has been a director since 1991. Since January 1, 2002, Mr. Migliorino has been a Managing Director and founding partner of W Capital Management LLC, a private equity investment firm. Prior to W Capital, he was a founding partner of the venture capital partnership Canaan Partners, which, through its affiliates, was, until early 2000, a principal stockholder of AXS-One. Prior to establishing Canaan Partners in 1987, he spent 15 years with General Electric Co. in their Drive Systems, Industrial Control, Power Delivery, Information Services and Venture Capital businesses.

Allan Weingarten, 70, has been a director since October 2000. On December 31, 2003, Mr. Weingarten retired from Jacuzzi Brands, Inc. (formerly U.S. Industries, Inc.), a manufacturer of home and building products, where, since January 2001, he was the Senior Vice President and Chief Financial Officer. He continues his work as a private investor and independent business consultant that he began in 1995. He is also a director of Wayside Technology Group, Inc.

Committees of the Board of Directors

The Audit Committee, which met eight times in 2007, monitors our financial reporting standards and practices and our internal financial controls to ensure compliance with the policies and objectives established by the board of directors. The committee directly retains and recommends for stockholder approval an independent accounting firm to conduct the annual audit, and discusses with our independent accountants the scope of their examinations, with particular attention to areas where either the committee or the independent accountants believe special emphasis should be directed. The committee reviews the quarterly and annual financial statements and the annual independent accountants’ report, invites the accountants’ recommendations on internal controls and on other matters, and reviews the evaluation given and corrective action taken by management. It reviews the independence of the accountants and pre-approves audit and permissible non-audit services. It also reviews our internal accounting controls. Current members of the audit committee are Messrs. Weingarten (Chairman), Burch and Copperman. Each member of the committee is independent under Rule 10A-3 of the Securities and Exchange Commission and American Stock Exchange listing standards. The board of directors has determined that Mr. Weingarten, Chairman of the committee, qualifies as an ‘‘audit committee financial expert’’ as that term is defined in Regulation S-K of the Securities and Exchange Commission. It has not yet been determined who will replace Mr. Burch on the Audit Committee once his term expires at the annual meeting.

The Compensation Committee, which met five times in 2007, oversees our executive and director compensation programs, including establishing our executive and director compensation policies and annually reviewing all components of compensation to ensure that our objectives are appropriately achieved. These functions are not delegated to our officers or to third-party professionals, although the committee does from time to time retain third-party consultants to provide advice regarding compensation issues. No compensation consultants were utilized during 2007. The committee also considers input from our executive officers although final decisions regarding executive compensation are made by the committee. The committee is also responsible for certain administrative aspects of our compensation plans and stock plans, and approves or recommends changes in these plans. It also approves performance targets and grants under our equity incentive plans for our executive officers. The committee also reviews officers’ potential for growth, and, with the chief executive officer, will be responsible for succession planning and ensuring management continuity. Members of the committee are Messrs. Migliorino (Chairman), Copperman and Weingarten and each is independent for purposes of the listing standards of the American Stock Exchange.

The Nominating and Governance Committee, which met once in 2007, recruits and nominates directors and develops and recommends to the board of directors the governance principles applicable to the company. The Nominating and Governance Committee has established policies concerning the identification of candidates, including candidates recommended by stockholders; the evaluation of candidates; and the recommendation to the board of candidates for the board’s selection as director nominees. Messrs. Copperman (Chairman), Bloom and Weingarten are the members of the Nominating and Governance Committee and are each independent for purposes of the listing standards of the American Stock Exchange.

The Nominating and Governance Committee’s process for identifying and evaluating nominees for director is to first consider whether the then current size of the board, and the qualifications of the incumbent directors, best serve the interests of the company. If the foregoing evaluation were to result in expected vacancies on the board, the committee would then, using the extensive business contacts of the members of the committee and of the other board members, seek out nominees with excellent decision-making ability, business experience, personal integrity and reputation. Stockholders may also provide candidates for directors. There are no specific minimum qualifications, nor specific qualities or skills, that the Nominating and Governance Committee believes that the nominees must possess. This process does not differ depending on whether the candidate has been proposed by a committee member or by a stockholder. In order to be considered by the Nominating and Governance Committee, a candidate for director proposed by a stockholder, including his or her qualifications, should be submitted in writing to the chair of the committee (currently Mr. Copperman), at least 180 days prior to the date of the previous year’s proxy statement relating to the annual meeting of stockholders.

Other than as provided in the following sentence, the Nominating and Governance Committee has not received any nominees for election to the board at the 2008 annual meeting from any stockholder or group that has held more than 5% of our common stock for a period of one year. Timothy P. Bacci serves on the board of directors pursuant to a contractual obligation set forth in the Purchase Agreement relating to our May 2007 convertible debt financing providing that for as long as any of the notes issued pursuant to the Purchase Agreement remain outstanding, (a) BlueLine

Partners, LLC shall have the right, from time to time, to designate one individual, in its sole discretion, to serve as a director (the ‘‘Purchaser Director Designee’’), (b) we shall use our best efforts to cause the Purchaser Director Designee to be nominated and elected for service as director (the ‘‘Purchaser Board Seat’’) at each meeting of our stockholders held for the purpose of electing directors and (c) if at any time, or from time to time, the Purchaser Board Seat is or becomes vacant for any reason prior to the next annual meeting of stockholders, we shall use our best efforts to cause this vacancy to be filled with a Purchaser Director Designee. The right of BlueLine Partners, LLC set forth in the Purchase Agreement is not transferable under any circumstances, whether by sale or assignment of notes or otherwise.

Each of our board committees is governed by a written charter. Copies of each committee charter are available on our website at www.axsone.com.

Attendance at Board and Committee Meetings

During 2007, the board of directors held ten meetings. During 2007, each incumbent director attended at least 75% of the number of meetings held of the board of directors and committees on which he served, except for Daniel Burch who attended 12 of the 18 applicable meetings.

Compensation of Directors

Cash Compensation.    Each non-employee director is paid an annual cash retainer of $20,000 plus per meeting fees of $2,000 for each regularly scheduled board meeting, $1,000 for each telephonic, special board meeting, $750 for each Audit Committee meeting and $500 for each other committee meeting attended by that non-employee director (no separate fees for any committee meeting will be paid when the committee meeting is on the same day as a board meeting). The chairman of the Audit Committee also receives a separate annual cash retainer of $5,000. The directors agreed to waive their cash compensation from January 1, 2008 through the Company’s annual meeting in 2009, in return for equity compensation to be determined at a later date.

Restricted Stock Grants.    Beginning in 2006, each non-employee director first elected or appointed to the board of directors will be granted 40,000 shares of restricted common stock on the date of his or her election or appointment to the board of directors. In addition, at each annual meeting of stockholders, each non-employee director with at least twelve months of service on the board of directors who continued to serve as a non-employee director following the meeting will be granted 10,000 shares of restricted common stock. Each grant of restricted stock will vest in successive equal annual installments on the first four anniversaries of the date of grant. However, each outstanding grant will vest immediately upon (i) certain changes in the ownership or control of the company or (ii) the death or disability of the grantee while serving on the board of directors. In accordance with this program, on May 23, 2007, Messrs. Bloom, Burch, Copperman, Migliorino and Weingarten each received grants of 10,000 shares of restricted stock.

Director Compensation Table.    The following table shows all compensation paid or granted, during or with respect to the 2007 fiscal year to each of the non-employee directors for services rendered to AXS-One and its subsidiaries during 2007.

2007 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	Option Awards ($)(b)	Total ($)
Timothy Bacci	$20,667	$27,600	$—	$48,267
Anthony H. Bloom	$36,000	$6,700	$—	$42,700
Daniel H. Burch	$34,000	$6,700	$—	$40,700
Harold D. Copperman	$43,500	$6,700	$—	$50,200
Robert Migliorino	$39,000	$6,700	$—	$45,700
Gennaro Vendome	$0	$—	$—	$0
Allan Weingarten	$46,500	$6,700	$—	$53,200

(a)	As of December 31, 2007, Messrs. Bacci, Bloom, Burch, Copperman, Migliorino and Weingarten held 40,000, 10,000, 17,500, 10,000, 17,500 and 17,500 shares, respectively, of restricted AXS-One common stock. Mr. Vendome did not hold any shares of restricted AXS-One common stock at December 31, 2007.
(b)	As of December 31, 2007, Messrs. Bloom, Burch, Copperman, Migliorino and Weingarten held options to purchase 50,000, 120,000, 50,000, 153,000 and 110,000 shares, respectively, of AXS-One common stock. Messrs. Bacci and Vendome did not hold any options to purchase shares of AXS-One common stock at December 31, 2007.

Procedure For Stockholders to Contact Board of Directors

Recognizing its role as the representative of our stockholders, the board of directors of AXS-One has adopted a process for stockholders to communicate directly with the board as a collective body or with individual director(s). Communications should be accompanied by sufficient evidence of the current stockholder status of the correspondent and should be addressed to the board of directors or to an individual director, c/o Secretary, AXS-One Inc., 301 Route 17 North, Rutherford, NJ 07070 Fax: 201-939-6955. The Secretary will forward all legitimate correspondence received (a) which is addressed to the board, to the chairman of the board, and (b) which is addressed to an individual director, to that director.

Director Attendance at Annual Stockholder Meetings

AXS-One does not have a policy regarding director attendance at annual meetings of stockholders. Six of the eight directors then in office attended the 2007 annual meeting.

The Board of Directors recommends that the stockholders vote FOR the nominees described in Proposal 1.

EXECUTIVE OFFICERS

Our executive officers are as follows:

Name	Age	Position
William P. Lyons	63	Chairman of the Board and Chief Executive Officer
Joseph Dwyer	52	Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Philip L. Rugani	50	Executive Vice President, Field Operations

Information Concerning Executive Officers Who Are Not Directors

Joseph Dwyer joined AXS-One as Executive Vice President, Chief Financial Officer and Treasurer in December 2004. In 2004, prior to joining AXS-One, Mr. Dwyer served as Chief Financial Officer of Synergen, Inc., a company engaged in the development and marketing of enterprise asset management and mobile workforce software to utilities, municipalities and asset intensive industries. From 2001 to 2003, Mr. Dwyer served as Executive Vice President and Chief Financial Officer of Caminus Corporation, a publicly traded provider of integrated enterprise software applications to the global energy industry, and from 2000 to 2001 he served as Executive Vice President and Chief Financial Officer of ACTV, Inc., a publicly traded digital media company. Prior to ACTV, from 1994 to 2000, Mr. Dwyer served as Vice President of Finance and Senior Vice President of Finance for Winstar Communications, Inc., a publicly traded global telecommunications provider.

Philip L. Rugani joined AXS-One as Executive Vice President, Field Operations in September 2007. Prior to joining AXS-One, Mr. Rugani was Vice President, Americas of IBM since November 2006 and was Senior Vice President Americas and Worldwide Channel Operations of FileNet Corporation from January 2003 until its acquisition by IBM in November 2006. Mr. Rugani has over 25 years of experience in senior executive positions with software and technology companies.

EXECUTIVE COMPENSATION

Employment and Severance Agreements

William P. Lyons.    We are party to an employment agreement with William P. Lyons dated April 21, 2004, pursuant to which he serves as our Chief Executive Officer. The agreement has no specific term and Mr. Lyons is employed on an ‘‘at will’’ basis. The agreement provides that Mr. Lyons receive an annual base salary of $400,000 per year, subject to annual review. He was also eligible for a target bonus in 2004 of $150,000 which was capped at $300,000 and is entitled to participate in a comparable bonus program during subsequent years. Mr. Lyons also is entitled to receive all benefits and perquisites as are routinely provided to other comparable senior executives of the company, including a car allowance of $750 per month. If, at any time, we terminate Mr. Lyons’ employment for any reason other than for good cause (as defined in the agreement) or Mr. Lyons terminates the agreement for good reason (as defined in the agreement, which definition includes a 30 day right to terminate the agreement following a change in control), we will pay him a severance benefit equal to twelve months of his base salary payable in accordance with normal payroll practices and will continue to provide employee benefit coverage during the severance period. Assuming Mr. Lyons was terminated on December 31, 2007, he would have been entitled to aggregate benefits under his employment agreement valued at $410,933. Upon the occurrence of a change of control of the company, all options to purchase common stock then granted to Mr. Lyons which are unvested at the time of the change of control will be immediately vested and Mr. Lyons will have a period of 12 months to exercise these options. In addition, in the event of a termination of Mr. Lyons’ employment by the company without cause or by Mr. Lyons for good reason on or within 12 months following a change of control, we will pay Mr. Lyons, in a lump sum payable within three business days following termination of employment, an amount equal to 2.5 multiplied by the base salary portion of the amount of severance payments payable under other circumstances and we will continue to provide Mr. Lyons with health and welfare benefits for 12 months following termination. Mr. Lyons also agreed to certain non-competition and non-solicitation covenants during the severance period. Assuming Mr. Lyons was terminated on December 31, 2007 in connection with a change of control, he would have been entitled to aggregate benefits under his employment agreement valued at $1,016,399.

On December 14, 2006, we entered into a letter agreement with Mr. Lyons pursuant to which his base salary for the 2007 calendar year was reduced from $400,000 to $100,000. The aforementioned salary reduction was to have been discontinued effective January 1, 2008, or earlier upon a change in control of AXS-One. If Mr. Lyons was terminated without cause during 2007, severance payments would have been based on 2006 salary levels. Effective December 11, 2007, we entered into a new letter agreement with Mr. Lyons, extending the reduction of his base salary for the 2008 calendar year from $400,000 to $100,000. The aforementioned salary reduction will be discontinued effective January 1, 2009, or earlier upon a change in control of AXS-One. If Mr. Lyons is terminated without cause during 2008, severance payments would be based on 2006 salary levels.

Joseph Dwyer.    We were party to a letter agreement with Joseph Dwyer dated December 31, 2004, pursuant to which he served as our Executive Vice President, Chief Financial

Officer and Treasurer. The agreement had no specific term and Mr. Dwyer was employed on an ‘‘at will’’ basis. The letter agreement provided that Mr. Dwyer receive an annual base salary of $250,000 per year. He was also eligible for a target bonus in 2005 of $100,000 and was entitled to participate in a comparable bonus program during subsequent years. Mr. Dwyer also was entitled to receive all benefits and perquisites as are routinely provided to other comparable senior executives of the company. Mr. Dwyer received a $50,000 signing bonus as an inducement to accept employment with the company and was being reimbursed for the cost of his accommodations during the work week in New Jersey. He also received an allowance of $750 per month for automobile expenses. If, at any time, we terminated Mr. Dwyer’s employment for any reason other than for cause (as defined in the agreement), we would pay him a severance benefit equal to three months of his base salary payable in six semi-monthly installments and would continue to provide employee benefit coverage during the severance period.

On February 15, 2007, we entered into a new employment agreement with Mr. Dwyer, pursuant to which Mr. Dwyer is continuing in the positions of Executive Vice President, Treasurer, Secretary and Chief Financial Officer. This new agreement superseded the prior letter agreement. Under the terms of the employment agreement, Mr. Dwyer is employed on an ‘‘at will’’ basis, will receive an annual base salary of $250,000 (subject to a temporary salary reduction described below) and will be eligible for an annual cash bonus as determined at the sole discretion of the Compensation Committee of the Board of Directors. Mr. Dwyer will also be entitled to participate in all of our employee benefit programs, as such programs may be in effect from time to time. Mr. Dwyer will also receive a non-accountable automobile allowance of $750 per month, subject to increase in the discretion of the Compensation Committee. If we terminate Mr. Dwyer’s employment without serious cause (as defined in the Employment Agreement) or Mr. Dwyer terminates his employment for good reason (as defined in the Employment Agreement), we will continue to pay Mr. Dwyer his then-current base salary for a period of nine (9) months from the date of such termination and will pay such amounts under COBRA as are required to maintain existing health insurance coverage for the shorter of nine (9) months or until such time as Mr. Dwyer becomes eligible for similar health insurance coverage with a new employer. Assuming Mr. Dwyer was terminated on December 31, 2007, he would have been entitled to aggregate benefits under his employment agreement valued at $198,314. If Mr. Dwyer’s employment is terminated by AXS-One (or successor) without serious cause or Mr. Dwyer terminates employment with AXS-One (or any successor) for good reason, within the period commencing on the date that a change of control (as defined in the employment agreement) is formally proposed to our Board of Directors and ending on the second anniversary of the date on which such change of control occurs, then Mr. Dwyer will be entitled to receive two times the base salary provided under a non-change of control termination and in addition and the company will pay such amounts under COBRA as are required to maintain existing health insurance coverage for the shorter of eighteen (18) months or until such time as Mr. Dwyer becomes eligible for similar health insurance coverage with a new employer. Payment of the amounts described in this paragraph following a change of control (other than amounts with respect to COBRA) shall be made in a lump sum within three (3) business days of the date of termination. Assuming Mr. Dwyer was terminated on December 31, 2007 in connection with a change of control, he would have been entitled to aggregate benefits under his employment agreement valued at $396,627.

Pursuant to a temporary salary reduction rider to the employment agreement, Mr. Dwyer agreed to reduce his annual base salary for the calendar year 2007 from $250,000 to $150,000. Mr. Dwyer’s annual base salary reverted to $250,000 effective as of January 1, 2008. Mr. Dwyer’s annual base salary would have reverted to $250,000 if there was a change of control during calendar year 2007. Also, if Mr. Dwyer had become entitled to payments upon termination by AXS-One without serious cause or by Mr. Dwyer with good reason during 2007, such payments would have been calculated on the basis of a $250,000 annual base salary.

Philip Rugani.    On September 4, 2007, we entered into a letter agreement with Philip L. Rugani, pursuant to which Mr. Rugani was appointed as Executive Vice President, Field Operations of AXS-One effective September 10, 2007. Pursuant to the agreement, Mr. Rugani is an ‘‘at will’’ employee paid a starting salary of $275,000 per year and is eligible for a target bonus of 50% of base salary prorated for 2007 ($45,833 for 4 months) as determined in the sole discretion of the Compensation Committee of the board of directors.

Subject to delivering a customary release, if, at any time, we terminate Mr. Rugani’s employment for any reason other than for Cause (as defined in the agreement), we will pay Mr. Rugani a severance benefit equal to three months of his base salary payable in six semi-monthly installments and will continue to provide employee benefit coverage during the severance period. Assuming Mr. Rugani was terminated on December 31, 2007, he would have been entitled to aggregate benefits under his employment agreement valued at $72,416. In the event of a termination of Mr. Rugani’s employment by AXS-One without Cause or by Mr. Rugani for Good Reason (as defined in the agreement) on or within 12 months following a change of control, we will pay him a lump-sum amount equal to six months of his base salary, payable within three business days following termination of employment, and will continue to provide him with health and welfare benefits, excluding 401(k), for six months following termination. Assuming Mr. Rugani was terminated on December 31, 2007 in connection with a change of control, he would have been entitled to aggregate benefits under his employment agreement valued at $144,832.

Mr. Rugani also agreed not to compete with AXS-One during the term of his employment or for a period of six months immediately following the termination of his employment and also agreed that during the term of his employment and for a period of six months immediately following the termination thereof, he will not employ or seek to employ anyone employed at that time by AXS-One or otherwise encourage or entice anyone to leave employment with AXS-One.

Elias Typaldos.    We were party to an employment agreement with Elias Typaldos originally entered into in November 1991 and amended on December 31, 1994 and January 29, 1998, pursuant to which he served as our Executive Vice President, Technology. The agreement renewed automatically each calendar year unless either party notified the other party in writing to the contrary. It provided that Mr. Typaldos receive an annual salary of $289,224 per year, subject to increase by the board of directors and entitled him to receive bonus payments at the discretion of the board of directors. If, at any time, we terminated Mr. Typaldos’ employment for any reason other than for cause, we would (i) pay him a severance benefit for two years equal to his base salary plus bonus paid in the prior calendar year, with these annualized amounts payable on the first business day of each calendar year, (ii) continue to provide employee benefit coverage for eighteen months, and (iii) pay his legal expenses in connection with termination. Mr. Typaldos also agreed to a non-competition covenant for the longer of one year following the term of his employment or the term during which he receives severance payments under the employment agreement. We notified Mr. Typaldos that this agreement would not be renewed upon its expiration on December 31, 2006.

On February 15, 2007, we entered into a new employment agreement with Mr. Typaldos, pursuant to which Mr. Typaldos continued in the position of Executive Vice President, Technology. Under the terms of the employment agreement, Mr. Typaldos was employed on an ‘‘at will’’ basis, received an annual base salary of $300,000 (subject to a temporary salary reduction described below) and was eligible for an annual cash bonus as determined at the sole discretion of the Compensation Committee of the Board of Directors. Mr. Typaldos was also entitled to participate in all of our employee benefit programs, as may be in effect from time to time. Mr. Typaldos also received a non-accountable automobile allowance of $1,000 per month, subject to increase in the discretion of the Compensation Committee of the Board of Directors. If we terminated Mr. Typaldos’ employment without serious cause (as defined in the employment agreement) or Mr. Typaldos terminated his employment for good reason (as defined in the employment agreement), we would continue to pay Mr. Typaldos his then-current base salary for a period of twenty-four (24) months from the date of such termination and would pay such amounts under COBRA as are required to maintain existing health insurance coverage for the shorter of eighteen (18) months or until such time as Mr. Typaldos becomes eligible for similar health insurance coverage with a new employer. If Mr. Typaldos’ employment was terminated by AXS-One (or any successor) without serious cause or Mr. Typaldos terminated employment with AXS-One (or any successor) for good reason, within the period commencing on the date that a change of control (as defined in the employment agreement) is formally proposed to our Board of Directors and ending on the second anniversary of the date on which such change of control occurs, then Mr. Typaldos would be entitled to receive the base salary provided under a non-change of control termination and in addition we would pay such amounts under COBRA as are required to maintain existing health insurance coverage for the shorter of eighteen (18) months or until such time as Mr. Typaldos becomes eligible for similar health insurance coverage with a new employer. Payment of the amounts described in this paragraph following a change of control (other than amounts with respect to COBRA) would be made in a lump sum within three (3) business days of the date of termination.

Pursuant to a temporary salary reduction rider to the employment agreement, Mr. Typaldos agreed to reduce his annual base salary for the calendar year 2007 from $300,000 to $250,000. Mr. Typaldos’ annual base salary would revert to $300,000 effective as of January 1, 2008 unless mutually agreed otherwise. In addition, Mr. Typaldos’ annual base salary would revert to $300,000 if there was a change of control during calendar year 2007. Also, if Mr. Typaldos becomes entitled to payments upon termination by AXS-One without serious cause or by Mr. Typaldos with good reason, such payments shall be calculated on the basis of a $300,000 annual base salary.

On August 13, 2007, we entered into an agreement and general release with Mr. Typaldos, pursuant to which we terminated the employment agreement dated February 15, 2007. Notwithstanding the foregoing, certain provisions of the employment agreement regarding ongoing covenants of Mr. Typaldos remain in effect. Mr. Typaldos’ employment with AXS-One terminated effective August 31, 2007. Pursuant to the release, Mr. Typaldos is receiving the following consideration: (i) $450,000 to be paid as severance in accordance with our ordinary payroll practices over a two-year period; (ii) $150,000 to be paid as follows: (A) twenty-five percent (25%) paid in a lump sum on March 15, 2008; (B) the amount remaining after the payment of twenty-five percent (25%) in (A), above, shall be paid in equal payments in accordance with normal payroll procedures for the period March 1, 2008 to August 31, 2009, and the last payment shall be made on or before August 31, 2009; and (ii) payment of Mr. Typaldos’ COBRA coverage premiums until the earlier of February 15, 2009 or the date when he becomes eligible for similar health insurance with a new employer. Mr. Typaldos released us from claims arising out of his employment and/or the termination of that employment.

Compensation Disclosure Tables

Summary Compensation Table.    The following table (Table I) shows all compensation paid or granted, during or with respect to the 2006 and 2007 fiscal years to (i) our chief executive officer, (ii) our chief financial officer (iii) the other most highly compensated executive officers, other than the CEO and CFO, whose total compensation during 2007 exceeded $100,000 and who were serving as executive officers as of December 31, 2007 and (iv) two former officers whose total compensation during 2007 exceeded $100,000 (collectively referred to in this proxy statement as the ‘‘named executive officers’’).

TABLE I
2006-2007 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(a)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(c)	Total ($)
William Lyons	2007	$100,000	$—	$228,244	$—	$—	$13,335	$341,579
Chairman of the Board and	2006	$400,000	—	55,543	—	—	17,045	472,588
Chief Executive Officer

Joseph Dwyer	2007	150,000	—	87,665	—	—	14,898	252,563
Executive Vice President,	2006	250,000	—	34,652	—	—	16,123	300,775
Treasurer, Secretary and
Chief Financial Officer

Philip L. Rugani	2007	85,496	—	26,831	—	—	552	112,879
Executive Vice President,	2006	—	—	—	—	—	—	—
Field Operations (d)

Elias Typaldos	2007	166,666	—	71,566	—	—	91,406	329,638
Former Executive Vice	2006	300,000	—	22,695	—	—	23,758	346,453
President –
Technology (e)

Robert Milks	2007	120,032	—	—	41,400	31,506	5,946	198,884
Former Senior Vice	2006	175,000	—	—	54,234	23,617	6,865	259,716
President – Sales
Americas (f)

(a)	Dollar amounts set forth with regard to restricted stock grants for each individual are those recognized for financial statement reporting purposes in each applicable year in accordance with FAS 123R disregarding the estimate of forfeitures related to service-based vesting conditions. Share value utilized for purposes of this determination is the applicable market value on the date of grant. For a further discussion of the assumptions underlying these amounts, reference is made to the footnotes to AXS-One’s financial statements set forth in Form 10-K for the fiscal year ended December 31, 2007.
(b)	Dollar amounts with regard to option grants for each individual are those recognized for financial statement reporting purposes in each applicable year in accordance with FAS 123R disregarding the estimate of forfeitures related to service-based vesting conditions. For a further discussion of the assumptions underlying these amounts, reference is made to the footnotes to AXS-One’s financial statements set forth in Form 10-K for the fiscal year ended December 31, 2007.
(c)	Amounts for 2007 for Messrs. Lyons, Dwyer, Rugani, Typaldos and Milks, consist of matching contributions to the AXS-One 401(k) Plan (a tax qualified plan under Internal Revenue Code section 401(k)) ($2,550, $4,312, $0, $4,375 and $3,693, respectively), life and disability insurance premiums ($1,785, $1,586, $552, $2,031 and $2,253, respectively) and automobile allowances ($9,000, $9,000, $0, $10,000 and $0, respectively). Also reflects severance payments in the amount of $75,000 paid to Mr. Typaldos.
(d)	Mr. Rugani joined AXS-One effective September 10, 2007.
(e)	Mr. Typaldos’ employment with AXS-One terminated effective August 31, 2007.
(f)	Mr. Milks’ employment with AXS-One terminated effective September 4, 2007.

2007 Grants of Plan-Based Awards.    During 2007, we made grants of restricted stock to certain of the named executive officers. On September 10, 2007, in connection with his joining AXS-One, we granted Mr. Rugani 500,000 shares of restricted stock, which vest in four equal annual installments. On December 11, 2007, in connection with his agreement to reduce his 2008 base salary from $400,000 to $100,000, we granted Mr. Lyons 600,000 shares of restricted stock. The grant to Mr. Lyons vests in its entirety on the first anniversary of the date of grant and the vesting accelerates upon a change of control of the company or if Mr. Lyons’ employment is terminated by us without cause or upon his death or disability. The other named executive officers did not receive restricted stock grants during 2007. No stock options were granted to the named executive officers during 2007.

On February 15, 2007, our Compensation Committee approved bonus targets and commission levels for our named executive officers. Bonus targets were set as follows: (A) annual bonus targets were set for fiscal 2007 based upon achievement of targets relating to consolidated revenue and consolidated operating income. Achievement of target levels would result in target bonus payments as follows: William P. Lyons – $200,000; Joseph P. Dwyer – $150,000; and Elias Typaldos – $50,000. Exceeding the target performance levels would result in additional bonuses based upon a percentage of the target bonus multiplied by the percentage by which the target levels are exceeded; (B) quarterly bonus targets were set for fiscal 2007 based upon license revenue for the first three quarters. Achievement of target levels would result in target quarterly bonus payments as follows for each of the first three fiscal quarters: William P. Lyons – $25,000; Joseph P. Dwyer – $18,750; and Elias Typaldos-$6,250. The maximum aggregate 2007 bonus payment for each of the foregoing officers was capped at 200% of their base salary (without giving effect to temporary salary reduction agreements applicable to the foregoing executives). No payments were made with respect to the 2007 bonus targets since the applicable targets were not achieved.

Commission levels were set for fiscal 2007 for Robert Milks, our former Senior Vice President – Sales, Americas, based upon North American RCM License Revenue and services revenue recognized in our 2007 financial statements. We made payments to Mr. Milks in the amount of $31,506 in 2007.

Outstanding Equity Awards at Fiscal Year-End Table.    Shown in Table II below is information with respect to outstanding equity-based awards (consisting of unexercised options to purchase AXS-One common stock and unvested restricted AXS-One common stock) held by the named executive officers at December 31, 2007.

TABLE II
OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(a)
William Lyons	900,000 (b)	0	$4.21	4/28/2014
					75,000	$30,000
					220,366	88,146
					600,000	240,000
Joseph Dwyer	300,000 (b)	0	2.58	1/3/2015
					25,000	10,000
					30,000	12,000
					73,455	29,382
Philip Rugani	0	0	—	—
					500,000	200,000
Elias Typaldos	0	0	—	—
					0	—
Robert Milks	0	0	—	—
					0	—

(a)	These values are based on $0.40 per share, the market price of a share of AXS-One common stock as of December 31, 2007.
(b)	Generally, stock options under our equity plans become exercisable with respect to 25% of the shares on each of the first four annual anniversaries of the date of grant and, in certain cases, subject to acceleration upon change in control. In October 2005, we accelerated the vesting of all unvested ‘‘out of the money’’ stock options awarded to current employees and directors. As a condition of the acceleration, and to avoid any unintended personal benefits, we also imposed a holding period on the shares underlying the accelerated options. This requires all optionees to refrain from selling any shares acquired upon the exercise of the options until the earlier of the date the shares would have vested under the options’ original vesting terms or the date of the employee’s termination from the company. The foregoing resulted in the acceleration of the option grants to Messrs. Lyons and Dwyer described in the table above.

Equity Compensation Plan Table.    The following table (Table III) sets forth certain information with respect to securities authorized for issuance under equity compensation plans that were either previously approved by security holders or not previously approved by security holders as of December 31, 2007.

TABLE III
EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,698,316	$2.45	209,813
Equity compensation plans not approved by security holders	4,431,892	$0.54	—
Total	8,130,208	$1.41	209,813

The equity compensation plans not approved by the security holders relate to 4,306,892 warrants issued to private placement investors and 125,000 non-plan inducement options issued to Mr. Lyons.

 Audit Committee REPORT

The Audit Committee reviews AXS-One’s financial reporting process. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in the 2007 annual report on SEC Form 10-K with AXS-One’s management and the independent registered public accounting firm. Management is responsible for the consolidated financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles.

The Audit Committee discussed with the independent registered public accounting firm those matters required to be discussed by Statement on Auditing Standards No. 61, ‘‘Communications with Audit Committees’’, as amended. In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from AXS-One and its management, including the matters in the written disclosures and letter received from the independent registered public accounting firm, as required by Independence Standards Board No. 1, ‘‘Independence Discussions with Audit Committees’’.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board has approved) that the audited consolidated financial statements be included in AXS-One’s annual report on SEC Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

The Audit Committee
Allan Weingarten (Chairman) Daniel H. Burch Harold D. Copperman

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as specified below, the following table sets forth certain information regarding beneficial ownership of our common stock as of March 20, 2008 by (i) each director (ii) each of the named executive officers, (iii) each person known by us to be the beneficial owner of more than 5% of our common stock and (iv) all executive officers and directors as a group. The information concerning beneficial owners of more than 5% of our common stock is based on filings with the SEC on Schedules 13D, 13G and on Forms 3, 4, and 5 and certain other information available to us.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)		Percentage of Shares Outstanding (1)
William P. Lyons	2,688,072	(2)	6.6%
Timothy P. Bacci	8,182,039	(3)	17.9%
Anthony H. Bloom	32,500	(4)	*
Daniel H. Burch	377,378	(5)	*
Harold D. Copperman.	1,178,616	(6)	2.9%
Robert Migliorino	517,420	(7)	1.3%
Gennaro Vendome	1,626,672	(8)	4.1%
Allan Weingarten	135,000	(9)	*
Joseph Dwyer	302,523	(10)	*
Philip L. Rugani	2,013,200	(11)	5.1%
Elias Typaldos	921,624	(12)	2.3%
Robert Milks	0	(13)	—
All current directors and executive officers as a group (10 persons)	17,053,420	(14)	35.7%
Other Beneficial Owners
BlueLine Partners, LLC	8,182,039	(15)	17.9%
William K. Jurika	7,819,786	(16)	17.8%
RIT Capital Partners plc	2,418,379	(17)	6.0%

*	Represents beneficial ownership of less than one percent of the AXS-One common stock outstanding.
(1)	Applicable percentage of ownership as of March 20, 2008 is based upon 39,786,425 shares of common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Also gives effect to the shares of common stock issuable within 60 days of March 20, 2008 upon exercise of all options and other rights beneficially owned by the indicated stockholders on that date.
(2)	Includes (i) 900,000 shares of common stock which may be purchased upon exercise of stock options, (ii) 895,366 shares of restricted common stock, (iii) 99,600 shares owned by the Lyons Family Trust dated February 11, 1992, (iv) 157,866 shares owned by Lyons Partners and (v) 31,573 shares issuable upon exercise of warrants held by Lyons Partners. Mr. Lyons has voting and dispositive power over the shares held by Lyons Family Trust and Lyons Partners.
(3)	Mr. Bacci is a managing director of BlueLine Partners. See footnote (15) below for a description of the shares beneficially owned by Mr. Bacci and BlueLine Partners. Mr. Bacci disclaims beneficial ownership of shares held by BlueLine Partners beyond his pecuniary interest therein.
(4)	Consists of (i) 22,500 shares of common stock which may be purchased upon the exercise of stock options and (ii) 10,000 shares of restricted stock. Mr. Bloom is an investment consultant to RIT Capital Partners plc, an entity that owns more than 5% of our common stock. Mr. Bloom does not have voting or dispositive power over the shares held by RIT Capital Partners plc.
(5)	Includes (i) 115,000 shares of common stock which may be purchased upon the exercise of stock options, (ii) 17,500 shares of restricted stock, (iii) 106,718 shares issuable upon exercise of warrants, and (iv) 102,071 shares issuable upon conversion of principal and interest of Series C 6% Secured Convertible Promissory Notes.
(6)	Includes (i) 22,500 shares of common stock which may be purchased upon the exercise of stock options, (ii) 10,000 shares of restricted stock, and (iii) 306,214 shares issuable upon conversion of principal and interest of Series C 6% Secured Convertible Promissory Notes.
(7)	Includes (i) 133,000 shares of common stock which may be purchased upon the exercise of stock options, (ii) 17,500 shares of restricted stock, (iii) 120,153 shares issuable upon exercise of warrants, and (iv) 102,071 shares issuable upon conversion of principal and interest of Series C 6% Secured Convertible Promissory Notes.
(8)	Includes (i) 89,407 shares held by Carol Vendome, Mr. Vendome’s wife, (ii) 149,062 shares held by the Gennaro Vendome Grantor Retained Annuity Trust dated January 24, 1995, (iii) 151,297 shares held by the Carol Vendome Grantor Retained Annuity Trust dated January 24, 1995, (iv) 87,905 shares held by or on behalf of Mr. Vendome’s children, (v) 246,272 shares held by the Vendome Family Limited Partnership and (vi) 13,435 shares of common stock which may be purchased upon exercise of warrants held by the Vendome Family Limited Partnership.
(9)	Includes (i) 105,000 shares of common stock which may be purchased upon exercise of stock options and (ii) 17,500 shares of restricted stock.
(10)	Includes (i) 128,455 shares of restricted common stock, (ii) 77,177 shares held by the Carol N. Dwyer Living Trust dated 6/19/03 and (iii) 13,435 shares issuable upon exercise of warrants held by the Carol N. Dwyer Living Trust dated 6/19/03.
(11)	Includes 500,000 shares of restricted stock.
(12)	Information is as of September 20, 2007.
(13)	Information is as of September 4, 2007. Reflects subsequent cancellation or expiration of vested stock options held at that date.
(14)	See footnotes 2 through 11.
(15)	Consists of: (i) 1,919,915 shares of common stock held by BlueLine Capital Partners, LP, (ii) 150,350 shares of common stock held by BlueLine Capital Partners II, LP, (iii) 142,860 shares of common stock held by BlueLine Capital Partners III, LP, (iv) 40,000 shares of restricted common stock held by Timothy P. Bacci, (v) 1,311,460 shares of common stock issuable upon conversion of principal and interest on Series A 6% Secured Convertible Promissory Notes held by BlueLine Capital Partners, LP, (vi) 524,584 shares of common stock issuable upon conversion of principal and interest on Series B 6% Secured Convertible Promissory Notes held by BlueLine Capital Partners, LP, (vii) 1,500,000 shares of common stock issuable upon exercise of warrants held by BlueLine Capital Partners, LP, (viii) 262,286 shares of common stock issuable upon conversion of principal and interest on Series A 6% Secured Convertible Promissory Notes held by BlueLine Capital Partners II, LP, (ix) 104,914 shares of common stock issuable upon conversion of principal and interest on Series B 6% Secured Convertible Promissory Notes held by BlueLine Capital Partners II, LP, (x) 450,000 shares of common stock issuable upon exercise of warrants held by BlueLine Capital Partners II, LP, (xi) 510,356 shares of common stock issuable upon conversion of principal and interest on Series C 6% Secured Convertible Promissory Notes held by BlueLine Capital Partners, LP, (xii) 255,178 shares of common stock issuable upon conversion of principal and interest on Series C 6% Secured Convertible Promissory Notes held by BlueLine Capital Partners II, LP, (xiii) 510,356 shares of common stock issuable upon conversion of principal and interest on Series C 6% Secured Convertible Promissory Notes held by BlueLine Capital Partners III, LP, and (xiv) 500,000 shares of common stock issuable upon exercise of warrants held by BlueLine Capital Partners III, LP. Timothy P. Bacci, a managing director of BlueLine Partners may be deemed to beneficially own the foregoing shares. The address of BlueLine Capital Partners, LP, BlueLine Capital Partners II, LP and BlueLine Capital Partners III, LP is 402 Railroad Avenue, Suite 201, Danville, CA 94526.
(16)	Consists of: (i) 3,222,700 shares of common stock held by Jurika Family Trust U/A 3/17/1989, (ii) 498,900 shares of common stock held by William K. Jurika IRA, (iii) 2,700 shares of common stock held by Michelle Jurika IRA, (iv) 100,766 shares of common stock issuable upon exercise of warrants held by Jurika Family Trust U/A 3/17/1989, (v) 1,049,164 shares of common stock issuable upon conversion of principal and interest on Series A 6% Secured Convertible Promissory Notes held by Jurika Family Trust U/A 3/17/1989, (vi) 419,666 shares of common stock issuable upon conversion of Series B 6% Secured Convertible Promissory Notes held by Jurika Family Trust U/A 3/17/1989, (vii) 1,275,890 shares of common stock issuable upon conversion of principal and interest on Series C 6% Secured Convertible Promissory Notes held by Jurika Family Trust U/A 3/17/1989, and (viii) 1,250,000 shares of common stock issuable upon exercise of warrants held by Jurika Family Trust U/A 3/17/1989. William K. Jurika has sole voting and dispositive power over all of the foregoing shares. The address of Jurika Family Trust U/A 3/17/1989 is 42 Glen Alpine Road, Piedmont, CA 94611.
(17)	Based on information provided in Schedule 13G filed with the SEC on October 7, 2005. Includes 403,063 shares of common stock issuable upon the exercise of presently exercisable warrants. RIT Capital Partners plc’s business address is 27 St. James’s Place, London SW1A 1NR, England.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, our directors, executive officers, and any persons holding more than ten percent of our common stock are required to report their ownership of our common stock and any changes in that ownership to the Securities Exchange Commission and the company. Specific due dates for these reports have been established and we are required to report in this proxy statement any failure to file by these dates during fiscal year 2007. Based solely on our review of forms we received from these persons for their fiscal year 2007 transactions, we believe that all filing requirements applicable to our officers, directors, and greater than ten percent beneficial owners were complied with, except that each of Messrs. Bloom, Burch, Copperman, Migliorino, Typaldos, and Weingarten, and BlueLine Partners failed to file one Form 4 on a timely basis and William K. Jurika failed to file Form 3 and two Form 4s on a timely basis.

PROPOSAL 2

APPROVAL OF THE 2008 EQUITY INCENTIVE PLAN

On March 21, 2008, the board of directors adopted, subject to stockholder approval, the AXS-One Inc. 2008 Equity Incentive Plan (referred to as the 2008 Incentive Plan). The following summary of certain important features of the 2008 Incentive Plan is qualified by reference to the complete text of the 2008 Incentive Plan which is attached to this proxy statement as Exhibit A.

Purposes

The purposes of the 2008 Incentive Plan are:

•	to make available to our key employees, consultants and directors, certain compensatory arrangements related to the growth in value of our common stock so as to generate an increased incentive to contribute to our future financial success and prosperity,

•	to enhance our ability to attract and retain exceptionally qualified individuals whose efforts can affect our financial growth and profitability, and

•	align generally the interests of our key employees and directors with the interests of our stockholders.

Principal Features of the 2008 Incentive Plan

Awards that may be granted under the 2008 Incentive Plan include options, restricted stock and restricted stock units, dividend equivalents, and other stock-based awards (which we refer to collectively as Awards).

Administration of 2008 Incentive Plan.    Our Compensation Committee, consisting of directors chosen by our board of directors, each of whom is a ‘‘Non-Employee Director’’ within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and each of whom are ‘‘outside directors’’ within the meaning of Section 162(m) of the Internal Revenue Code will, among other things, administer the 2008 Incentive Plan, and will determine which of our employees, consultants and directors (whom we refer to collectively as Eligible Employees) will receive Awards and the terms and conditions of these Awards. The number of Eligible Employees who may receive Awards under the 2008 Incentive Plan will likely vary from year to year.

Shares Available for Issuance.    The maximum number of shares of our common stock that may be available under the 2008 Incentive Plan is 3,000,000 shares. It is expected that our shares delivered under the 2008 Incentive Plan will be authorized but unissued shares or shares that we have reacquired. Shares of our common stock subject to Awards that are forfeited, terminated, canceled or settled without the delivery of our common stock under the 2008 Incentive Plan will again be available for Awards under the 2008 Incentive Plan. Also, (x) shares tendered to us in satisfaction or partial satisfaction of the exercise price of any Award under the 2008 Incentive Plan and (y) remittances from option exercises used to repurchase shares of our common stock on the open market will increase the number of shares available for delivery pursuant to Awards granted under the 2008 Incentive Plan. In addition, any shares of our common stock underlying Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by us, or with which we combine (which we refer to as Substitute Awards) shall not be counted against the shares available for delivery under the 2008 Incentive Plan.

Adjustments.    If a fundamental corporate event occurs, our Compensation Committee may, as it deems appropriate, adjust the number and kind of our shares that may be delivered under the 2008 Incentive Plan in the future and the number and kind of shares and the grant, exercise or conversion price, if applicable, under all outstanding Awards to preserve, or to prevent the enlargement of, the benefits made available under the 2008 Incentive Plan. Cash payments may also be made.

Grants Under the 2008 Incentive Plan

Stock Options.    Our Compensation Committee may grant options under the 2008 Incentive Plan in the form of non-statutory stock options (which we refer to as NSOs) and incentive stock options

(which we refer to as ISOs). These options may contain any terms that our Compensation Committee determines. The exercise price shall not be less than 100% of the fair market value on the date of grant. Our Compensation Committee shall have the discretion to determine the terms and conditions upon which options shall be exercisable.

Restricted Stock and Restricted Stock Units.    Our Compensation Committee may grant an Eligible Employee restricted stock units which provide a contractual right to receive shares of our common stock or cash based on the fair market value of the related shares at the end of a restricted period determined by our Compensation Committee. Our Compensation Committee also may grant shares of restricted stock that are nontransferable and subject to substantial risk of forfeiture during the applicable restricted period. Our Compensation Committee shall have the discretion to provide that Awards of restricted stock and restricted stock units will vest, if at all, upon the (i) employee’s continued employment during the relevant restricted period as determined by our Compensation Committee and/or (ii) attainment or partial attainment of performance objectives determined by our Compensation Committee. In general, an employee who has been granted restricted stock, the vesting restrictions of which relate solely to the passage of time and continued employment, will from the date of grant have the benefits of ownership in respect of such shares, including the right to receive dividends and other distributions thereon, subject to the restrictions set forth in the 2008 Incentive Plan and in the instrument evidencing such Award.

With respect to any Award of restricted stock or restricted stock units made to one of our Eligible Employees that our Compensation Committee determines will vest based on the achievement of performance objectives, such performance objectives shall relate to at least one of the following criteria, which may be determined solely by reference to our performance or the performance of a subsidiary or an affiliate (or any business unit thereof) or based on comparative performance relative to other companies: (i) net income; (ii) earnings before income taxes; (iii) earnings per share; (iv) return on shareholders’ equity; (v) expense management; (vi) profitability of an identifiable business unit or product; (vii) revenue growth; (viii) earnings growth; (ix) total shareholder return; (x) cash flow; (xi) return on assets; (xii) pretax operating income; (xiii) net economic profit (operating earnings minus a charge for capital); (xiv) customer satisfaction; (xv) provider satisfaction; (xvi) employee satisfaction; (xvii) strategic innovation; or (xviii) any combination of the foregoing.

Other Stock-Based Awards.    The 2008 Incentive Plan also authorizes our Compensation Committee to grant other stock-based awards to Eligible Employees.

Dividend Equivalents.    Our Compensation Committee may provide that any Award shall include dividend equivalents, payable in cash or deemed reinvested in our common stock.

Effect of Awards on Termination of Employment.    Our Compensation Committee generally has broad discretion as to the specific terms and conditions of each Award and any rules applicable thereto, including but not limited to the effect thereon of the death, retirement or other termination of employment of the Eligible Employee.

Change of Control.    All Awards vest in full upon a change in control of the Company (as such term is defined in the 2008 Incentive Plan), except that, under certain circumstances as the Compensation Committee may determine, options may be purchased by the Company or either assumed or exchanged for similar options in connection with a change in control. If so assumed or exchanged, the options shall not vest upon the change in control.

Award Agreement.    The terms of each Award are to be evidenced by a written instrument delivered to the Eligible Employee.

Transferability.    Unless our Compensation Committee expressly permits transfers for the benefit of charity or of members of the Eligible Employee’s immediate family or trust or similar vehicle for their benefit, Awards under the 2008 Incentive Plan may not be assigned or transferred except by will or the laws of descent and distribution.

Amendment or Termination.    Our board of directors may terminate or suspend the 2008 Incentive Plan at any time, but the termination or suspension will not adversely affect any Awards then outstanding under the 2008 Incentive Plan. Unless previously terminated by action of the board, no Award may be granted under the 2008 Incentive Plan after the tenth anniversary of the date the 2008 Incentive Plan was originally approved by the Board of Directors. The 2008 Incentive Plan may be amended or terminated at any time by our board of directors, except that no amendment may be made without stockholder approval if our Compensation Committee determines that such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement that is a prerequisite for exemptive relief from Section 16 of the Securities Exchange Act of 1934, for which or with which our Compensation Committee determines that it is desirable to qualify or comply. Our Compensation Committee may amend the term of the Award granted, retroactively or prospectively, but no amendment may adversely affect any Award without the holder’s consent.

U.S. Federal Income Tax Consequences

The following discussion of the principal U.S. federal income tax consequences with respect to options and restricted stock under the 2008 Incentive Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences (state, local and other tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

Under current federal income tax law, when an employee is granted a stock option that qualifies as an ISO, the granting of such option to the employee, or the exercise of the option, is not a taxable event. The employer that granted the option is not entitled to claim a trade or business expense deduction with respect to the ISO.

When the employee exercises the ISO, and holds the stock for a specified period (generally two years from the date that the ISO was granted and one year from the date that the option was exercised), the employer does not take any tax deduction with respect to the exercise of the option, nor does the employee recognize any income. The employer is however, allowed a deduction when the holding period is met and the underlying stock is sold and the employee recognizes income at the same time, generally at preferential capital gains rates.

Certain events can disqualify the stock option from being considered an ISO. These events include, but are not limited to, a failure of the optionee to satisfy the holding period discussed above, limitations on the amount of the fair market value of the underlying stock exercised in a single year by an individual and alternative minimum tax consequences. These disqualifying events can alter the timing of the tax deduction by the employer and the recognition of income by the individual (a ‘‘disqualifying disposition’’). In general, in the event of a disqualifying disposition any gain equal to the difference between the exercise price and the lesser of (i) the fair market value of the common stock at exercise or (ii) the amount realized on disposition over the exercise price, will constitute ordinary income. Any remaining gain is treated as long-term or short-term capital gain and taxed at the applicable rate, depending on the optionee’s holding period for the sold stock. The company generally will be entitled to a deduction at that time equal to the amount of ordinary income realized by the optionee, subject to the requirements of Section 162(m) of the Code.

The treatment of nonqualified options, with no ascertainable fair market value, is similar to that of a disqualified ISO. The taxable event generally occurs when the option is exercised. The optionee recognizes compensation income at that point, and the company receives a corresponding deduction.

In addition: (i) any officers and directors of the company subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their options; (ii) any entitlement to a tax deduction on the part of the company is subject to the applicable federal tax rules, including, without limitation, Section 162(m) of the Code regarding the $1 million annual limitation on deductible compensation; (iii) in the event that the exercisability of an award is accelerated because of a change in control of the company, payments relating to the awards, either alone or together with certain other payments may constitute parachute payments under

Section 280G of the Code, which excess amounts may be subject to excise taxes and be nondeductible by the company; and (iv) the exercise of an ISO may have implications in the computation of alternative minimum taxable income.

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per taxable year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options and SARs will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares which may be granted to any employee during a specified period, the exercise price is not less than the fair market value of the common stock at the time of grant, and the plan under which the options and SARs are granted is approved by stockholders and is administered by a compensation committee comprised of outside directors. The 2008 Incentive Plan is intended to satisfy these requirements with respect to options and SARs granted to employees. Restricted stock granted under the 2008 Incentive Plan may or may not qualify under the performance-based compensation exception under Section 162(m) of the Code.

The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Section 83 restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

The 2008 Incentive Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended and is not, nor is it intended to be, qualified under Section 401(a) of the Code.

New Plan Benefits

The amount or type of grants that will be allocated to or received by any person or group of persons cannot be determined at this time.

The Board of Directors recommends that the stockholders vote FOR the approval of the 2008 Equity Incentive Plan.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board of directors has appointed Amper, Politziner & Mattia P.C. to serve as our independent registered public accounting firm for fiscal year 2008. Amper, Politziner & Mattia P.C. was appointed as our independent registered public accounting firm on March 28, 2006. In the event that ratification of this selection of an independent registered public accounting firm is not approved by the affirmative vote of a majority of shares having voting power present in person or represented by proxy at the meeting, the selection of an independent registered public accounting firm will be reconsidered by the Audit Committee. After reconsideration, the Audit Committee may, possibly without seeking further stockholder ratification, either reaffirm its appointment of Amper, Politziner & Mattia P.C. or decide to appoint another independent registered public accounting firm. Representatives from Amper, Politziner & Mattia P.C. are expected to be in attendance at the annual meeting with the opportunity to make a statement and respond to questions.

Replacement of Prior Independent Accounting Firm

On March 24, 2006 the Audit Committee dismissed KPMG LLP as our independent registered public accounting firm. The Audit Committee retained Amper, Politziner & Mattia P.C. as our new independent registered public accounting firm as more fully described below.

KPMG LLP’s reports on our financial statements for the fiscal years ended December 31, 2004 and 2005 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During our two fiscal years ended December 31, 2004 and 2005 and the interim period from January 1, 2006 through March 24, 2006, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to KPMG LLP’s satisfaction, would have caused KPMG LLP to make reference thereto in its reports on the financial statements for such years. During our two fiscal years ended December 31, 2004 and 2005 and the interim period from January 1, 2006 through March 24, 2006, there were no reportable events (as defined by Regulation S-K Item 304 (a)(1)(v)).

We provided KPMG LLP with a copy of the above statements and requested that KPMG LLP furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of such letter was filed as Exhibit 16.1 to our current report on Form 8-K filed on March 29, 2006.

Effective March 28, 2006, the Audit Committee selected and engaged Amper, Politziner & Mattia P.C. as our independent registered public accounting firm for the fiscal year ended December 31, 2006 and Amper, Politziner & Mattia P.C. advised us of its acceptance of the engagement. During the two most recent fiscal years and the interim period from January 1, 2006 until March 28, 2006, neither we nor anyone on our behalf has consulted with Amper, Politziner & Mattia P.C. regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided by Amper, Politziner & Mattia P.C. that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304 (a)(1)(v) of Regulation S-K.

We authorized our former independent registered public accounting firm, KPMG LLP, to respond fully to inquiries of Amper, Politziner & Mattia P.C. in connection with the retention of such firm and the matters discussed above.

Audit Fees

The aggregate fees billed by Amper, Politziner & Mattia P.C. for professional services rendered for the audit of our annual consolidated financial statements for the years ended December 31, 2007 and 2006, and the reviews of the consolidated financial information included in our Forms 10-Q for fiscal 2007 and 2006, were $298,500 and $318,000, respectively.

Audit-Related Fees

The aggregate fees billed by Amper, Politziner & Mattia P.C. for professional services rendered for audit-related matters for the year ended December 31, 2006, consisting primarily of work related to the sale of the enterprise financials business, were $35,900. There were no such fees in 2007.

Tax Fees

The aggregate fees billed by Amper, Politziner & Mattia P.C. for professional services rendered for tax matters for the year ended December 31, 2006, consisting primarily of tax advice related to the sale of the enterprise financials business, were $11,300. There were no such fees in 2007.

All Other Fees

There were no aggregate fees billed by Amper, Politziner & Mattia P.C. for services other than services noted above for the years ended December 31, 2007 and 2006.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants

Consistent with the requirements of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for appointing, setting the compensation of and overseeing the work of the independent registered public accounting firm. The Audit Committee has approved the engagement of Amper, Politziner & Mattia P.C. All services rendered by Amper, Politziner & Mattia P.C., and by our prior independent registered public accounting firm, KPMG LLP, in 2007 and 2006 were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee.

The Board of Directors recommends a vote FOR ratification of the appointment of Amper, Politziner & Mattia P.C. as our independent registered public accounting firm for 2008.

CERTAIN TRANSACTIONS

On November 13, 2007, we entered into a Convertible Note and Warrant Purchase Agreement (the ‘‘Purchase Agreement’’) pursuant to which we sold and issued on November 16, 2007 an aggregate of $3,750,000 of Series C 6% Secured Convertible Promissory Notes due May 29, 2009 (the ‘‘Series C Notes’’), together with warrants to purchase an aggregate of 3,750,000 shares of common stock of AXS-One. Net proceeds to us after transaction expenses were approximately $3,650,000. The notes and warrants were sold in a private placement under Rule 506 promulgated under the Securities Act of 1933, as amended, to nine accredited investors, including three members of our board of directors (Daniel Burch – $100,000, Harold Copperman – $300,000 and Robert Migliorino – $100,000) and three entities affiliated with Timothy Bacci, another member of our board of directors (which purchased an aggregate of $1,250,000 of Series C Notes).

The Series C Notes mature on May 29, 2009, and principal and interest thereunder are convertible into AXS-One common stock at a fixed conversion rate of $1.00 per share (subject to adjustment for stock splits, combinations and dividends). The Series C Notes bear interest of 6% per annum and are secured by substantially all our assets. The Series C Notes may be converted at the option of the Series C Note holder at any time prior to maturity. The Series C Notes rank pari passu in priority of payment and in all other respects with all of the Series A 6% Secured Convertible Promissory Notes and the Series B 6% Secured Convertible Promissory Notes sold and issued by the Company for the aggregate amount of $5,000,000 on May 29, 2007 (the ‘‘Prior Notes’’). The security interest of the Series C Note holders has been subordinated to the security interest of Silicon Valley Bank, AXS-One’s current senior lender. The security interest of the Series C Notes will rank pari passu with the security interests granted in connection with the Prior Notes.

Each Note holder also received a Warrant to purchase one share of AXS-One common stock for each $1.00 of principal amount of Series C Notes purchased by such holder. Each Warrant has an exercise price of $0.01 per share and is exercisable at any time through November 16, 2014.

In addition, in connection with the financing under the Purchase Agreement, the Prior Notes were amended to provide that any event of default under the Series C Notes will constitute an event of default under the Prior Notes.

STOCKHOLDER PROPOSALS

In accordance with regulations issued by the Securities and Exchange Commission, stockholder proposals intended for presentation at the 2009 annual meeting of stockholders must be received by our Secretary no later than December 9, 2008, if such proposals are to be considered for inclusion in our proxy statement and form of proxy. In addition, if a stockholder does not advise us by February 25, 2009 that the stockholder intends to submit a proposal to our stockholders that will not be included in our proxy statement, the proxies named in our form of proxy may exercise their discretionary authority in voting on the stockholder’s proposal.

CODE OF ETHICS

Our board of directors adopted a Code of Ethics applicable to all employees and directors, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics is available, without charge, by written request to our Secretary at our corporate offices in Rutherford, NJ or on our web site (www.axsone.com). Any amendments to or waivers of the Code of Ethics that apply to our principal executive officer, principal financial officer or principal accounting officer and that relates to any element of the definition of the term ‘‘code of ethics,’’ as the term is defined by the Securities and Exchange Commission, will be posted for a period of one year on our website at www.axsone.com.

OTHER MATTERS

Management knows of no matters that are to be presented for action at the annual meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

Proxies will be solicited by mail and may also be solicited in person or by telephone or otherwise by our employees. We may also consider the engagement of a proxy solicitation firm. We will bear all costs of the solicitation of proxies by the board of directors for the annual meeting.

By Order of the Board of Directors,
/s/ William P. Lyons
William P. Lyons Chairman of the Board and Chief Executive Officer

Rutherford, New Jersey
April 9, 2008

Exhibit A

AXS-ONE INC. 2008 EQUITY INCENTIVE PLAN

Section 1.    Purpose.

The purposes of this AXS-One Inc. 2008 Equity Incentive Plan (the ‘‘Plan’’) are (1) to make available to key employees, consultants and directors certain compensatory arrangements related to the growth in value of the common stock of the Company so as to generate an increased incentive to contribute to the Company’s future financial success and prosperity, (2) to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals whose efforts can affect the financial growth and profitability of the Company, and (3) to align generally the interests of key employees and directors of the Company and its Affiliates with the interests of the Company’s stockholders.

Section 2.    Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)    ‘‘Affiliate’’ shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b)    ‘‘Award’’ shall mean any Option, Restricted Stock Award, Restricted Stock Unit, Dividend Equivalent, Other Stock-Based Award, Performance Award or Substitute Award, granted under the Plan.

(c)    ‘‘Award Agreement’’ shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

(d)    ‘‘Board of Directors’’ shall mean the Board of Directors of the Company as it may be composed from time to time.

(e)    ‘‘Code’’ shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor code thereto.

(f)    ‘‘Committee’’ shall mean the Board of Directors, excluding any director who is not a ‘‘Non-Employee Director’’ within the meaning of Rule 16b-3, or any such other committee designated by the Board of Directors to administer the Plan, which committee shall be composed of not less than the minimum number of members of the Board of Directors from time to time required by Rule 16b-3 or any applicable law, each of whom is a Non-Employee Director within the meaning of Rule 16b-3.

(g)    ‘‘Company’’ shall mean AXS-One Inc., or any successor thereto.

(h)    ‘‘Company Service’’ shall mean any service with the Company or any Affiliate in which the Company has at least a 51% ownership interest.

(i)    ‘‘Covered Award’’ means an Award, other than an Option or other Award with an exercise price per Share not less than the Fair Market Value of a Share on the date of grant of such Award, to a Covered Employee, if it is designated as such by the Committee at the time it is granted. Covered Awards are subject to the provisions of Section 13 of this Plan.

(j)    ‘‘Covered Employees’’ means Participants who are designated by the Committee prior to the grant of an Award who are, or are expected to be at the time taxable income will be realized with respect to the Award, ‘‘covered employees’’ within the meaning of Section 162(m).

(k)    ‘‘Dividend Equivalent’’ shall mean any right granted under Section 6(c) of the Plan.

(l)    ‘‘Effective Date’’ shall mean the date that the Plan was approved by the Board of Directors of the Company.

(m)    ‘‘Employee’’ shall mean any employee or employee director of the Company or of any Affiliate.

(n)    ‘‘Fair Market Value’’ shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods, or procedures as shall be established from time to time by the Committee.

(o)    ‘‘Incentive Stock Option’’ or ‘‘ISO’’ shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(p)    ‘‘Non-Qualified Stock Option’’ shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(q)    ‘‘Option’’ shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(r)    ‘‘Other Stock-Based Award’’ shall mean any Award granted under Section 6(d) of the Plan.

(s)    ‘‘Participant’’ shall mean an Employee, consultant, or member of the Board of Directors who is granted an Award under the Plan.

(t)    ‘‘Performance Award’’ shall mean any Award granted hereunder that complies with Section 6(e)(ii) of the Plan.

(u)    ‘‘Performance Goals’’ means one or more objective performance goals, established by the Committee at the time an Award is granted, and based upon the attainment of targets for one or any combination of the following criteria, which may be determined solely by reference to the Company’s performance or the performance of a subsidiary or an Affiliate (or any business unit thereof) or based on comparative performance relative to other companies: (i) net income; (ii) earnings before income taxes; (iii) earnings per share; (iv) return on stockholders’ equity; (v) expense management; (vi) profitability of an identifiable business unit or product; (vii) revenue growth; (viii) earnings growth; (ix) total stockholder return; (x) cash flow; (xi) return on assets; (xii) pre-tax operating income; (xiii) net economic profit (operating earnings minus a charge for capital); (xiv) customer satisfaction; (xv) provider satisfaction; (xvi) employee satisfaction; (xvii) strategic innovation; or (xviii) any combination of the foregoing. Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m).

(v)    ‘‘Person’’ shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(w)    ‘‘Released Securities’’ shall mean securities that were Restricted Securities with respect to which all applicable restrictions have expired, lapsed, or been waived.

(x)    ‘‘Restricted Securities’’ shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(y)    ‘‘Restricted Stock’’ shall mean any Share granted under Section 6(b) of the Plan.

(z)    ‘‘Restricted Stock Unit’’ shall mean any right granted under Section 6(b) of the Plan that is denominated in Shares.

(aa)    ‘‘Rule 16b-3’’ shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 as amended, or any successor rule and the regulation thereto.

(bb)    ‘‘Section 162(m)’’ means Section 162(m) of the Code or any successor thereto, and the Treasury Regulations thereunder.

(cc)    ‘‘Share’’ or ‘‘Shares’’ shall mean share(s) of the common stock of the Company, and such other securities or property as may become the subject of Awards pursuant to the adjustment provisions of Section 4(c).

(dd)    ‘‘Substitute Award’’ shall mean an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines.

Section 3.    Administration.

(a)    The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to designate Participants and:

(i)	determine the type or types of Awards to be granted to each Participant under the Plan;

(ii)	determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;

(iii)	determine the terms and conditions of any Award;

(iv)	determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or to what extent, and under what circumstances Awards may be canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(v)	determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(vi)	interpret and administer the Plan and any instrument or agreement relating to the Plan, or any Award made under the Plan, including any Award Agreement;

(vii)	establish, amend, suspend, or reconcile such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(viii)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b)    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award, or any Award Agreement, shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any employee of the Company or of any Affiliate.

(c)    The Committee may delegate to one or more executive officers of the Company or to a committee of executive officers of the Company the authority to grant Awards to Employees who are not officers or directors of the Company and to amend, modify, cancel or suspend Awards to such employees, subject to Sections 7 and 9.

Section 4.    Shares Available For Awards.

(a)    Maximum Shares Available.    The maximum number of Shares that may be issued to Participants pursuant to Awards under the Plan shall be 3,000,000 Shares (the ‘‘Plan Maximum’’), subject to adjustment as provided in Section 4(c) below, any or all of which may be issued pursuant to Awards of Restricted Stock and Restricted Stock Units under Section 6(b) of the Plan. Pursuant to any Awards, the Company may in its discretion issue treasury Shares or authorized but previously unissued Shares pursuant to Awards hereunder. For the purpose of accounting for Shares available for Awards under the Plan, the following shall apply:

(i)	Only Shares relating to Awards actually issued or granted hereunder shall be counted against the Plan Maximum. Shares corresponding to Awards that by their terms expired, or that are forfeited, canceled or surrendered to the Company without full consideration paid therefor shall not be counted against the Plan Maximum.

(ii)	Shares that are forfeited by a Participant after issuance, or that are reacquired by the Company after issuance without full consideration paid therefor, shall be deemed to have never been issued under the Plan and accordingly shall not be counted against the Plan Maximum.

(iii)	Awards not denominated in Shares shall be counted against the Plan Maximum in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan.

(iv)	Substitute Awards shall not be counted against the Plan Maximum, and clauses (i) and (ii) of this Section shall not apply to such Awards.

(b)    Shares Available for ISOs.    The maximum number of Shares for which ISOs may be granted under the Plan shall not exceed the Plan Maximum as defined in Section 4(a) above, subject to adjustment as provided in Section 4(c) below.

(c)    Adjustments to Avoid Dilution.    Notwithstanding paragraphs (a) and (b) above, in the event of a stock or extraordinary cash dividend, split-up or combination of Shares, merger, consolidation, reorganization, recapitalization, or other change in the corporate structure or capitalization affecting the outstanding common stock of the Company, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or any Award, then the Committee may make appropriate adjustments to (i) the number or kind of Shares available for the future granting of Awards hereunder, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award; or if it deems such action appropriate, the Committee may make provision for a cash payment to the holder of an outstanding Award; provided, however, that with respect to any ISO no such adjustment shall be authorized to the extent that such would cause the ISO to violate Code Section 422 or any successor provision thereto. The determination of the Committee as to the adjustments or payments, if any, to be made shall be conclusive.

(d)    Other Plans.    Shares issued under other plans of the Company shall not be counted against the Plan Maximum under the Plan.

Section 5.    Eligibility.

Any director of the Company, consultant to the Company, or any Employee shall be eligible to be designated a Participant.

Section 6.     Awards.

(a)    Options.    The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine:

(i)	Exercise Price. The exercise price per Share under an Option shall be determined by the Committee; provided, however, that except in the case of Substitute Awards, no Option granted hereunder may have an exercise price of less than 100% of Fair Market Value of a Share on the date of grant.

(ii)	Times and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; in no event, however, shall the period for exercising an Option extend more than 10 years from the date of grant. The Committee shall also determine the method or methods by which Options may be exercised, and the form or forms (including without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price), in which payment of the exercise price with respect thereto may be made or deemed to have been made.

(iii)	Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(iv)	Termination. In the event that a Participant terminates employment, consultant, or director status or becomes disabled, Options granted hereunder shall be exercisable only as specified below:

(A)    Disability or Death.    Except as otherwise provided in an agreement with a Participant or as the Committee may otherwise provide, if a Participant becomes disabled or dies, any outstanding Option granted to such a Participant, whether or not full or partial vesting has occurred with respect to such Option at the time of the disability or death, shall be exercisable during the one (1) year period beginning on the date of disability or death (but in any case not later than the original option term) even though the disability or death occurs prior to the last day of such option term. Any vesting requirements under the Option shall be deemed to be satisfied as of the date of disability or death.

(B)    Termination for Reasons Other Than Death or Disability.    Except as otherwise provided in an agreement with a Participant or as the Committee may otherwise provide, if a Participant terminates employment, consultant, or director status for reasons other than death or disability, any vested, unexercised portion of an Option that is at least partially vested at the time of the termination shall be forfeited in its entirety if not exercised by the Participant within three (3) months following the date of termination of employment, consultant, or director status, unless the Committee has in its sole discretion established an additional exercise period (but in any case not longer than the original option term). Any portion of such partially vested Option that is not vested at the time of termination shall be forfeited unless the Committee has in its sole discretion established that a Participant may continue to satisfy the vesting requirements beyond the date of his or her termination of employment, consultant, or director status. Except as otherwise provided in an agreement with a Participant, any outstanding Option granted to a Participant terminating employment, consultant, or director status other than for death or disability, for which no vesting has occurred at the time of the termination shall be forfeited on the date of termination and the Committee shall have no discretion to extend the exercise period of such Option.

(C)    Conditions Imposed on Unvested Options.    Notwithstanding the foregoing provisions describing the additional exercise periods for Options upon termination of employment, consultant, or director status, the Committee may in its sole discretion condition the right of a Participant to exercise any portion of a partially vested Option for which the Committee has established an additional exercise period on the Participant’s agreement to adhere to such conditions and stipulations which the Committee may impose, including, but not limited to, restrictions on the solicitation of employees or independent contractors, disclosure of confidential information, covenants not to compete, refraining from denigrating through adverse or disparaging communication, written or oral, whether or not true, the operations, business, management, products or services of the Company or its current or former employees and directors, including without limitation, the expression of personal views, opinions or judgments. The unvested Options of any Participant for whom the Committee has given an additional exercise period subject to such conditions subsequent as set forth in this Section 6(a)(iv)(C) shall be forfeited immediately upon a breach of such conditions.

(D)    Forfeiture for Gross Misconduct.    Notwithstanding anything to the contrary herein, any Participant who engages in Gross Misconduct, as defined below, (including any Participant who may otherwise qualify for disability status) shall forfeit all outstanding, unexercised Options, whether vested or unvested, as of the date such Gross Misconduct occurs. For purposes of the Plan, ‘‘Gross Misconduct’’ shall be defined to mean (i) the Participant’s conviction of a felony (or crime of similar magnitude in non-U.S. jurisdictions) in connection with the performance or nonperformance of the Participant’s duties or (ii) the Participant’s willful act or failure to act in a way that results in material injury to the business or reputation of the Company or employees of the Company.

(E)    Vesting. For purposes of the Plan, any reference to the ‘‘vesting’’ of an Option shall mean any events or conditions which, if satisfied, entitle a Participant to exercise an Option with respect to all or a portion of the shares covered by the Option. The complete vesting of an Option shall be subject to Section 6(a)(iv)(D) hereof. Such vesting events or conditions may be set forth in the Notice of Grant or otherwise be determined by the Committee.

(b)    Restricted Stock and Restricted Stock Units.    The Committee is hereby authorized to grant Awards of Restricted Stock and/ or Restricted Stock Units to Participants with the following terms and conditions.

(i)	Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, continued employment, consultant, or director service over a specified period or the attainment of specified Performance Objectives (as defined in Section 6(e)(ii)(B)) or Performance Goals, in accordance with Section 13), which restrictions may lapse separately or concurrently at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(ii)	Registration. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock or shall otherwise be maintained in the physical custody of the Company until they become Released Securities.

(iii)	Termination. Except as otherwise provided in an agreement with a Participant or as the Committee may otherwise provide, upon termination of employment, consultant, or director service of a Participant for any reason during the applicable restriction period, all Restricted Stock and all Restricted Stock Units, or portion thereof, still subject to restriction shall be forfeited and reacquired by the Company; provided, however, that in the event termination of employment, consultant, or director service is due to the death or disability of the Participant, the Committee may waive in whole or in part any or all remaining restrictions with respect to Restricted Stock or Restricted Stock Units.

(c)    Dividend Equivalents.    The Committee may grant to Participants Dividend Equivalents under which the holders thereof shall be entitled to receive payments equivalent to dividends with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan, such Awards may have such terms and conditions as the Committee shall determine.

(i)	Termination. Except as otherwise provided in an agreement with a Participant or as the Committee may otherwise provide, upon termination of the Participant’s employment, consultant, or director service for any reason during the term of a Dividend Equivalent, the right of a Participant to payment under a Dividend Equivalent shall terminate as of the date of termination; provided, however, that in the event the Participant’s employment, consultant, or director service terminates because of the death or disability of a Participant the Committee may determine that such right terminates at a later date.

(d)    Other Stock-Based Awards.    The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares (including without limitation securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such grants must comply with Rule 16b-3 and applicable law.

(i)	Consideration. If applicable, Shares or other securities delivered pursuant to a purchase right granted under this Section 6(d) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including without limitation cash, Shares, other securities, other Awards or other property, or any combination thereof, as the Committee shall determine; provided, however, that except in the case of Substitute Awards, no derivative security (as defined in Rule 16b-3) awarded hereunder may have an exercise price of less than 100% of Fair Market Value of a Share on the date of grant.

(ii)	Termination. In granting any Stock-Based Award pursuant to this Section 6(d) the Committee shall also determine what effect the termination of employment or director service of the Participant holding such Award shall have on the rights of the Participant pursuant to the Award.

(e)    General.    The following general provisions shall apply to all Awards granted hereunder, subject to the terms of other sections of this Plan or any Award Agreement.

(i)	Award Agreements. Each Award granted under this Plan shall be evidenced by an Award Agreement which shall specify the relevant material terms and conditions of the Award and which shall be signed by the Participant receiving such Award, if so indicated by the Award.

(ii)	Performance Awards. Subject to the other terms of this Plan, the payment, release or exercisability of any Award, in whole or in part, may be conditioned upon the achievement of such Performance Objectives (as defined below) during such performance periods as are specified by the Committee. Hereinafter in this Section 6(e)(ii) the terms payment, pay, and paid also refer to the release or exercisability of a Performance Award, as the case may require.

(A)    Terms.    The Committee shall establish the terms and conditions of any Performance Award including the Performance Objectives (as defined below) to be achieved during any performance period, the length of any performance period, any event the occurrence of which will entitle the holder to payment, and the amount of any Performance Award granted.

(B)    Performance Objectives.    The Committee shall establish ‘‘Performance Objectives’’ the achievement of which shall entitle the Participant to payment under a Performance Award. Performance Objectives may be any measure of the business performance of the Company, or any of its divisions or Affiliates, including but not limited to the growth in book or market value of capital stock, the increase in the earnings in total or per share, or any other financial or non-financial indicator specified by the Committee.

(C)    Fulfillment of Conditions and Payment.    The Committee shall determine in a timely manner whether all or part of the conditions to payment of a Performance Award have been fulfilled and, if so, the amount, if any, of the payment to which the Participant is entitled.

(iii)	Rule 16b-3 Six Month Limitations. To the extent required in order to render the grant of an Award, the exercise of an Award or any derivative security, or the sale of securities corresponding to an Award, an exempt transaction under Section 16(b) of the Securities Exchange Act of 1934 only, any equity security granted under the Plan to a Participant must be held by such Participant for at least six months from the date of grant, or in the case of a derivative security granted pursuant to the Plan to a Participant, at least six months must elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings if any, assigned or attributed to them under Rule 16b-3.

(iv)	Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Award shall be assignable, alienable, pledgeable, attachable, encumberable, saleable, or transferable by a Participant other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (or, in the case of Awards that are forfeited or canceled, to the Company); and any purported assignment, sale, transfer, thereof shall be void and unenforceable against the Company or Affiliate. If the Committee so indicates in writing to a Participant, he or she may designate one or more beneficiaries who may exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant.

(v)	Exercisability. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative or by a transferee receiving such Award pursuant to a domestic relations order referred to above.

(vi)	No Cash Consideration for Awards. Awards may be granted for no cash consideration, or for such minimal cash consideration as the Committee may specify, or as may be required by applicable law.

(vii)	Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards. Performance Awards and Awards which are not Performance Awards may be granted to the same Participant.

(viii)	Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(ix)	Term of Awards. Except as provided in Sections 6(a)(ii) or 6(a)(iv), the term of each Award shall be for such period as may be determined by the Committee.

(x)	Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Unrestricted certificates representing Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock, Restricted Stock Units or any other relevant Award promptly after such related Shares shall become Released Securities.

Section 7.    Amendment and Termination of Awards.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the following shall apply to all Awards.

(a)    Amendments to Awards.    Subject to Section 6(b)(i), the Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, cancel or terminate, any Award heretofore granted without the consent of any relevant Participant or holder or beneficiary of an Award; provided, however, that no such amendment, alteration, suspension, discontinuance, cancellation or termination that would be adverse to the holder of such Award may be made without such holder’s consent.

(b)    Adjustments of Awards Upon Certain Acquisitions.    In the event the Company or an Affiliate shall issue Substitute Awards, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Substitute Awards granted under the Plan.

(c)    Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.     The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan or an Award Agreement.

(d)    Correction of Defects, Omissions, and Inconsistencies.    The Committee may correct any defect, supply any omission, or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.    Acceleration upon a Change of Control.    In the event of a Change of Control (as defined in Section 8(b) below) the following shall apply:

(a)    Effect on Awards.

(i)	Options. Subject to clause (2) below with regard to Options granted to Employees and consultants, in the event of a Change of Control: (1) all Options outstanding on the date of such Change of Control shall become immediately and fully exercisable without regard to any vesting schedule provided for in the Option (provided that the Committee, in its sole discretion, may provide for the purchase of any such Options by the Company for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the Shares covered by such Options, over the aggregate exercise price of such Options) or (2) notwithstanding anything to the contrary herein, unless the Committee provides otherwise at the time an Option is granted to an Employee or consultant hereunder or thereafter, no acceleration of exercisability shall occur with respect to such Option if the Committee reasonably determines in good faith, prior to the occurrence of the Change of Control, that the Options shall be honored or assumed, or new rights substituted therefor (each such honored, assumed or substituted option hereinafter called an ‘‘Alternative Option’’), by a Participant’s employer (or the parent or an subsidiary of such employer), or, in the case of a consultant, by the entity (or its parent or subsidiary) which retains the consultant, immediately following the Change of Control, provided that any such Alternative Option must meet the following criteria (I) the Alternative Option must be based on stock which is traded on an established securities market, or which will be so traded within 30 days of the Change of Control, (II) the Alternative Option must provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise schedule and (III) the Alternative Option must have economic value substantially equivalent to the value of such Option (determined at the time of the Change in Control). With respect to clause (2) of the preceding sentence, in the case of ISOs only, any assumed or substituted Option shall comply with the requirements of Treasury regulation Section 1.425-1 (and any amendments thereto). For purposes of this

Section 8(a)(i), ‘‘Change in Control Price’’ shall mean the higher of: (i) the highest price per Share paid in any transaction related to the Change of Control of the Company, or (ii) the highest Fair Market Value per Share at any time during the 60 day period preceding the Change of Control.

(ii)	Restricted Stock and Restricted Stock Units. In the event of a Change of Control, all restrictions applicable to any Restricted Stock or Restricted Stock Unit shall terminate and be deemed to be fully satisfied for the entire stated restricted period of any such Award, and the total number of underlying Shares shall become Released Securities. The Participant shall immediately have the right to the prompt delivery of certificates reflecting such Released Securities.

(iii)	Dividend Equivalents. In the event of a Change of Control, the holder of any outstanding Dividend Equivalent shall be entitled to surrender such Award to the Company and to receive payment of an amount equal to the amount that would have been paid over the remaining term of the Dividend Equivalent, as determined by the Committee.

(iv)	Other Stock-Based Awards. In the event of a Change of Control, all outstanding Other Stock-Based Awards of whatever type shall become immediately vested and payable in an amount that assumes that the Awards were outstanding for the entire period stated therein, as determined by the Committee.

(v)	Performance Awards. In the event of a Change of Control, Performance Awards for all performance periods, including those not yet completed, shall immediately become fully vested and payable in accordance with the following:

(A)    Non-Financial Performance Objectives. The total amount of Performance Awards conditioned on nonfinancial Performance Objectives and those conditioned on financial performance shall be immediately payable (or exercisable or released, as the case may be) as if the Performance Objectives had been fully achieved for the entire performance period.

(B)    Financial Performance Objectives. For Performance Awards conditioned on financial Performance Objectives and payable in cash, the Committee shall determine the amount payable under such Award by taking into consideration the actual level of attainment of the Performance Objectives during that portion of the performance period that had occurred prior to the date of the Change of Control, and with respect to the part of the performance period that had not occurred prior to the date of the Change of Control, the Committee shall determine an anticipated level of attainment taking into consideration available historical data and the last projections made by the Company’s Chief Financial Officer prior to the Change of Control. The amount payable shall be the present value of the amount so determined by the Committee discounted using a factor that is the Prime Rate as established by Chase Manhattan Bank, N.A. as of the date of the Change of Control.

(vi)	Determination Final. The Committee’s determination of amounts payable under this Section 8(a) shall be final. Except as otherwise provided in Section 8(a)(1), any amounts due under this Section 8(a) shall be paid to Participants within 30 days after such Change of Control.

(vii)	Exclusion. The provisions of this Section 8(a) shall not be applicable to any Award granted to a Participant if any Change of Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended (the ‘‘Exchange Act’’)) of Shares or other Company common stock or Company voting securities.

(b)    Change of Control Defined.    ‘‘A Change of Control’’ shall be deemed to have occurred if:

(i)	there is an acquisition, in any one transaction or a series of transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13(d)(3) promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

(ii)	individuals who, as of March 1, 2008, constitute the Board (as of such date, the ‘‘Incumbent Board’’) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to March 1, 2008 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14(a)(11) or Regulation 14A promulgated under the Exchange Act); or

(iii)	there occurs either (A) the consummation of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or (B) an approval by the stockholders of the Company of a complete liquidation of dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

Section 9.    Amendment and Termination of the Plan.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan, including without limitation any such action to correct any defect, supply any omission or reconcile any inconsistency in the Plan, without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or Person; provided that any such amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award heretofore granted shall not be effective without the approval of the affected Participant(s); and provided further, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation or termination shall be made that would increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof.

Section 10.    General Provisions

(a)    No Rights to Awards.    No Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)    Withholding.    The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

(c)    No Limit on Other Compensation Agreements.    Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

(d)    No Right to Employment.    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e)    Governing Law.    The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

(f)    Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(g)    No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be that of an unsecured general creditor of the Company or any Affiliate.

(h)    No Fractional Shares.    No fractional Share shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i)    Headings.    Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 11.    Effective Date of the Plan.

The Plan shall be effective as of the date of its approval by the Board of Directors of the Company.

Section 12.    Term of the Plan.

No Award shall be granted under the Plan after the tenth anniversary of the effective date hereof. However, unless otherwise expressly provided in the Plan or in an applicable Award

Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee hereunder to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

Section 13.    Participants Subject to Section 162(m).

(a)    Applicability.    The provisions of this Section 13 shall be applicable to all Covered Awards. Covered Awards shall be made subject to the achievement of one or more preestablished Performance Goals, in accordance with procedures to be established by the Committee from time to time. Notwithstanding any provision of the Plan to the contrary, the Committee shall not, other than upon a Change of Control, have discretion to waive or amend such Performance Goals or to, except as provided in Section 4(c), increase the number of Shares subject to Covered Awards or the amount payable pursuant to Covered Awards after the Performance Goals have been established; provided, however, that the Committee may, in its sole discretion, reduce the number of Shares subject to Covered Awards or the amount which would otherwise be payable pursuant to Covered Awards; and provided, further, that the provisions of Section 8 shall override any contrary provision of this Section 13.

(b)    Certification.    No shares shall be delivered and no payment shall be made pursuant to a Covered Award unless and until the Committee shall have certified in writing that the applicable Performance Goals have been attained.

(c)    Procedures.    The Committee may from time to time establish procedures pursuant to which Covered Employees will be permitted or required to defer receipt of amounts payable under Awards made under the Plan.

(d)    Committee.    Notwithstanding any other provision of the Plan, for all purposes involving Covered Awards, the Committee shall consist of at least two members of the Board of Directors, each of whom is an ‘‘outside director’’ within the meaning of Section 162(m).

Effective as of March 21, 2008.

Attachment A

AXS-ONE INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS – May 13, 2008

(This Proxy is Solicited by the Board of Directors of the Company)

The undersigned stockholder of AXS-One Inc. hereby appoints William P. Lyons, Chairman and Chief Executive Officer and Joseph P. Dwyer, Executive Vice President, Chief Financial Officer and Treasurer and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of AXS-One Inc. to be held at the offices of AXS-One Inc., 301 Route 17 North, Rutherford, NJ 07070, telephone number (201) 935-3400 on May 13, 2008, at 9:00 a.m. or any adjournment thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

AXS-ONE INC.

May 13, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. ELECTION OF DIRECTORS (for terms as described in the Proxy Statement)					For	Against	Abstain
☐	FOR ALL NOMINEES	Nominees:		2. Approval of adoption of the 2008 Equity Incentive Plan, as described in the Proxy Statement.	☐	☐	☐
William P. Lyons
Timothy Bacci
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Anthony H. Bloom		3. Ratification of Appointment of Amper, Politziner & Mattia P.C. as the Company’s Independent Public Accountants for 2008.	☐	☐	☐
Harold D. Copperman
Robert Migliorino
☐	FOR ALL EXCEPT	Allan Weingarten
	(See instructions below)			4. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS, FOR ADOPTION OF THE 2008 EQUITY INCENTIVE PLAN AND FOR THE RATIFICATION OF APPOINTMENT OF AMPER, POLITZINER & MATTIA P.C. AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTS FOR 2008.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

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Signature of Stockholder __________________ Date: _______ Signature of Stockholder__________________ Date:__________

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.